                                                                      EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934*


                          The CHALONE Wine Group, Ltd.
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                                (Name of Issuer)


                           Common Stock, no par value
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                         (Title of Class of Securities)


                                    157639105
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                                 (CUSIP Number)

                                Phyllis S. Hojel
                            c/o HM International Inc.
                       5810 East Skelly Drive, Suite 1000
                           Tulsa, Oklahoma 74135-6403
                                 (918) 664-1914
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            (Name, Address and Telephone Number of Person Authorized

                     to Receive Notices and Communications)

                                 March 25, 1996
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             (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with this statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of less than five percent of such class. See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page should be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
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CUSIP No. 157639105
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       (1)    Names of Reporting Persons S.S. or I.R.S. Identification Nos. of
              Above Persons

              Hook Financial Inc.
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       (2)    Check the Appropriate Box if a Member of a Group
                                                                (a)    [ ]
                                                                (b)    [X]
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       (3)    SEC Use Only

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       (4)    Source of Funds

              OO
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       (5)    Check if Disclosure of Legal Proceedings is Required Pursuant to
              Items 2(d) or 2(e)                                       [ ]

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       (6)    Citizenship or Place of Organization

              Cayman Islands
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              (7)    Sole Voting Power                         -0- Shares

 Number of    -----------------------------------------------------------------
Shares Bene-  (8)    Shared Voting Power                 1,756,919 Shares
  ficially
 Owned by     -----------------------------------------------------------------
Each Report-  (9)    Sole Dispositive Power                    -0- Shares
 ing Person
   With       -----------------------------------------------------------------
              (10)   Shared Dispositive Power            1,756,919 Shares

-------------------------------------------------------------------------------
       (11)   Aggregate Amount Beneficially Owned by Each Reporting Person

                     1,756,919 Shares
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       (12)   Check if the Aggregate Amount in Row (11) Excludes Certain Shares
                                                                       [ ]
-------------------------------------------------------------------------------
       (13)   Percent of Class Represented by Amount in Row (11)
                      21.2%
-------------------------------------------------------------------------------
       (14)   Type of Reporting Person (See Instructions)    CO





                               Page 2 of 7 pages
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CUSIP No. 157639105
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-------------------------------------------------------------------------------
       (1) Names of Reporting Persons S.S. or I.R.S. Identification Nos. of Above Persons

              Phyllis S. Hojel
-------------------------------------------------------------------------------
       (2)    Check the Appropriate Box if a Member of a Group
                                                                (a)    [ ]
                                                                (b)    [X]
-------------------------------------------------------------------------------
       (3)    SEC Use Only

-------------------------------------------------------------------------------
       (4)    Source of Funds

              OO
-------------------------------------------------------------------------------
       (5)    Check if Disclosure of Legal Proceedings is Required Pursuant to
              Items 2(d) or 2(e)                                       [ ]

-------------------------------------------------------------------------------
       (6)    Citizenship or Place of Organization

              U.S.A.

-------------------------------------------------------------------------------
              (7)    Sole Voting Power                          -0- Shares

 Number of    -----------------------------------------------------------------
Shares Bene-  (8)    Shared Voting Power                  1,756,919 Shares
  ficially
 Owned by     -----------------------------------------------------------------
Each Report-  (9)    Sole Dispositive Power                     -0- Shares
 ing Person
   With       -----------------------------------------------------------------
              (10)   Shared Dispositive Power             1,756,919 Shares

-------------------------------------------------------------------------------
       (11)   Aggregate Amount Beneficially Owned by Each Reporting Person

                     1,756,919 Shares
-------------------------------------------------------------------------------
       (12)   Check if the Aggregate Amount in Row (11) Excludes Certain Shares
                                                                       [ ]
-------------------------------------------------------------------------------
       (13)   Percent of Class Represented by Amount in Row (11)
                      21.2%
-------------------------------------------------------------------------------
       (14)   Type of Reporting Person (See Instructions)    IN





                               Page 3 of 7 pages
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ITEM 1.       SECURITY AND ISSUER.

              The class of securities to which the statement relates is common stock, no par value (the "Common Stock"), of The CHALONE Wine Group, Ltd., a California corporation (the "Company"). The address of the principal executive offices of the Company is 621 Airpark Road, Napa, California 94558.

ITEM 2.       IDENTITY AND BACKGROUND.

              This statement is being filed by Hook Financial Inc., an exempted company organized under the laws of the Cayman Islands ("Hook"), and its address and principal business office is 5810 East Skelly Drive, Suite 1000, Tulsa, Oklahoma 74135-6403. Hook is a private investment company. Phyllis S. Hojel, who is a citizen of the United States and whose business address is 5810 East Skelly Drive, Suite 1000, Tulsa, Oklahoma 74135-6403, is the president and secretary and sole director of Hook. Hook has no executive officers, other than Ms. Hojel.

              This statement is also being filed by Phyllis S. Hojel. In addition to being the president and secretary and sole director of Hook, Ms. Hojel is the trustee under a Voting Trust Agreement governing all of the shares of voting capital stock of Hook.

              During the last five years, neither Hook nor Phyllis S. Hojel nor any of Hook's executive officers or directors has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body and as a result of such proceeding was or is subject to any judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

ITEM 3.       SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

              On March 25, 1996, over 99% of the partnership interests in SFI Intermediate Ltd., a Texas limited partnership ("SFI"), were transferred to Hook and SFI distributed over 99% of its assets, including all of the shares of Common Stock beneficially owned by SFI, to Hook. These transactions facilitated the ownership and management of certain assets of the Hojel family.


ITEM 4.       PURPOSE OF TRANSACTION.

              The transaction facilitated the ownership and management of certain assets of the Hojel family.

              Except as set forth in this Schedule 13D, neither Hook nor Phyllis S. Hojel has any present plans or intentions which would result in or relate to any of the transactions described in subparagraphs (a) through (j) of
Item 4 to Schedule 13D.





                               Page 4 of 7 pages
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ITEM 5.       INTEREST IN SECURITIES OF THE INVESTOR.

              As of March 25, 1996, each of Hook and Phyllis S. Hojel beneficially own an aggregate of 1,756,919 shares of Common Stock, approximately 21.2% of the 7,596,018 shares outstanding (as reported in the Company's Form 10-Q for the quarterly period ended September 30, 1995). Hook and Phyllis S. Hojel share voting power and the power to dispose or direct the disposition of such 1,756,919 shares of Common Stock. Except as described herein, there have been no acquisitions of shares of Common Stock during the past sixty (60) days by Hook or Phyllis S. Hojel.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

              Pursuant to the terms and provisions of a Common Stock Purchase Agreement dated March 29, 1993 (the "1993 Purchase Agreement"), Hook has the right, in the event the Company fails to maintain a Board of Directors with at least nine authorized members, to sell 285,714 shares of Common Stock and an additional 285,714 shares of Common Stock acquired upon the exercise of certain warrants back to the Company, if the Company is then legally able to effect a repurchase, at the then market price of Common Stock.

              Pursuant to the terms and provisions of an Omnibus Agreement dated as of August 22, 1995 (i) in the event that the Company shall sell any of its Common Stock, or securities convertible into Common Stock, or grant certain options for the purchase of Common Stock, Hook shall have the right to purchase that amount of the particular securities being issued, on the same terms and conditions as the remainder of the issuance, as will cause Hook's voting power in the Company immediately after such issuance to be not less than such voting power immediately prior to such issuance, and (ii) as long as Hook has at least one designee on the Company's Board of Directors, the Company shall use its best efforts to cause a designee of Hook to be appointed to the Company's five-person Executive Committee.

              The foregoing is a summary of certain provisions of the 1993 Purchase Agreement and the Omnibus Agreement and is qualified by and subject to the more complete information contained in the 1993 Purchase Agreement filed as
Exhibit 2 hereto and the Omnibus Agreement filed as Exhibit 3 hereto, respectively.

ITEM 7.       EXHIBITS.

              Exhibit 1 -   Joint Filing Agreement between Hook Financial Inc.
                            and Phyllis S. Hojel.

              Exhibit 2 -   Common Stock Purchase Agreement, dated March 29,
                            1993, which includes a form of warrant
                            (incorporated by reference from the





                               Page 5 of 7 pages
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                            Company's Current Report on Form 8-K dated March
                            31, 1993 (File No. 0-13406)).

              Exhibit 3 -   Omnibus Agreement, dated as of August 22, 1995, by
                            and among the Company, Domaines Barons de
                            Rothschild (Lafite) and Summus, which includes a form of Warrant (incorporated by reference from Appendix I to the Company's Proxy Statement dated
                            October 4, 1995 (File No. 0-13406)).





                               Page 6 of 7 pages
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                                   SIGNATURE

              After reasonable inquiry and to the best of their knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: March 25, 1996


                                                  HOOK FINANCIAL INC.


                                                  By:       /s/ Phyllis S. Hojel
                                                         -----------------------
                                                         Phyllis S. Hojel
                                                         President and Secretary


                                                   /s/ Phyllis S. Hojel
                                                  ------------------------------
                                                  Phyllis S. Hojel





                               Page 7 of 7 pages